UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 1, 2013
Coeur d'Alene Mines Corporation
(Exact name of registrant as specified in its charter)

IDAHO (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d'Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2013, Frank L. Hanagarne, Jr. was appointed Senior Vice President and Chief Operating Officer of Coeur d'Alene Mines Corporation (the “Company”). Mr. Hanagarne has served as Senior Vice President and Chief Financial Officer of the Company since October 2011. The Company has commenced a search for a new Chief Financial Officer. Mr. Hanagarne will continue to serve as Chief Financial Officer until a new Chief Financial Officer joins the Company. Biographical information regarding Mr. Hanagarne is incorporated by reference to the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2012. In his role as Chief Operating Officer, Mr. Hanagarne will receive an annual base salary of $340,000, a target 2013 Annual Incentive Plan opportunity equal to 75% of base salary, and a 2013 Long-Term Incentive Plan equity award equal to 225% of base salary. A copy of Mr. Hanagarne's offer letter is attached to this Report as Exhibit 10.1.
On February 1, 2013, Andrew Lundquist, a member of the board of directors (the “Board”) of the Company, resigned from the Board in order to accept a professional opportunity that precludes him from continuing to serve on the Board.  Mr. Lundquist's resignation was not due to any disagreement with the Company on any matter.

Item 9.01.    Financial Statements and Exhibits.

(d)    List of Exhibits

Exhibit No.	Description
Exhibit 10.1	Offer letter dated February 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR D'ALENE MINES CORPORATION

Date: February 7, 2013	By:/s/ Casey M. Nault
Name:Casey M. Nault Title:Vice President, General Counsel and Secretary